Registration No. 333-_____     As filed with the Commission on December 21, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                              Sound Federal Bancorp
             (Exact Name of Registrant as Specified in its Charter)

       United States                                   13-4029393
 (State of Incorporation)                     (IRS Employer Identification No.)

                              300 Mamaroneck Avenue
                           Mamaroneck, New York 10543
              (Address of Principal Executive Offices and Zip Code)

                           ---------------------------


                  Sound Federal Bancorp 1999 Stock Option Plan
            Sound Federal Bancorp 1999 Recognition and Retention Plan
                            (Full Title of the Plans)

                                   Copies to:
         Richard P. McStravick                      Alan Schick, Esquire
 President and Chief Executive Officer            Joanne Jacobson, Esquire
         Sound Federal Bancorp              Luse Lehman Gorman Pomerenk & Schick
         300 Mamaroneck Avenue                   A Professional Corporation
       Mamaroneck, New York 10543               5335 Wisconsin Ave., NW, #400
            (914) 698-6400                         Washington, D.C.  20015
     (Name, Address and Telephone                      (202) 274-2000
      Number of Agent for Service)

                           ---------------------------


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|


                         CALCULATION OF REGISTRATION FEE

============================================================================================================
Title of Securities       Amount to be            Proposed             Proposed                Amount of
  to be Registered       Registered (1)           Maximum               Maximum             Registration Fee
                                             Offering Price Per   Aggregate Offering
                                                   Share                 Price
------------------------------------------------------------------------------------------------------------
  Common Stock,
   par value $.10      210,738 shares (2)       $ 9.125 (3)          $1,922,984.20               $535.00
     per share

   Common Stock,
   par value $.10      105,369 shares (4)       $ 9.125 (5)          $  961,492.12               $267.00
     per share

       Total             316,107 shares                              $2,884,476.30               $802.00
============================================================================================================


 -------------
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Sound Federal Bancorp 1999 Stock Option Plan (the " Stock Option Plan"), and the Sound Federal Bancorp 1999 Recognition and Retention Plan (the "Recognition and Retention Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Sound Federal Bancorp pursuant to 17 C.F.R. Section 230.416(a).
(2) Represents the number of shares currently reserved for issuance for options granted pursuant to the Stock Option Plan.
(3) Determined by the exercise price of options pursuant to 17 C.F.R. Section 230.457(h)(1).
(4) Represents the number of shares awarded or available for award pursuant to the Recognition and Retention Plan.
(5) Determined by reference to the fair market value of the common stock on October 20, 1999, pursuant to 17 C.F.R. Section 230.457(c).

                      ------------------------------------


     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. Section 230.462.

PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information

     The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Stock Option Plan and the Recognition and Retention Plan (collectively the "Plans") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

     The following documents previously or concurrently filed by Sound Federal Bancorp (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

(a) the Company's Annual Report on Form 10-K for the year ended March 31, 1999 (File No. 0-24811) filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Annual Report referred to above;

(c) the Company's definitive Proxy Statement for its Special Meeting of Stockholders held on October 14, 1999;

(d) the description of the common stock, par value $.10 per share, of the Company contained in the Company's Registration Statement on Form S-1 (File No. 333-57377) originally filed with the Commission on June 22, 1998 and all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

     The Company shall furnish without charge to each person to whom the prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to William
H. Morel, Senior Vice President and Secretary, Sound Federal Bancorp, 300 Mamaroneck Avenue, Mamaroneck, New York 10543-2647, telephone number (914) 698-6400.

     All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

Generally, federal regulations define areas for indemnity coverage for federal savings associations, as follows:

     (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the savings association shall be indemnified by the savings association for:

          (i) Any amount for which that person becomes liable under a judgment in such action; and

          (ii) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgement in such enforcement action.

     (b) Indemnification shall be made to such person under paragraph (b) of this Section only if:

          (i) Final judgement on the merits is in his or her favor; or

          (ii) In case of:

               a.   Settlement,

               b.   Final judgement against him or her, or

               c. Final judgement in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings association or its members. However, no indemnification shall be made unless the association gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

     (c) As used in this paragraph:


          (i) "Action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

          (ii) "Court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

          (iii)"Final Judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

          (iv) "Settlement" includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Item 7.  Exemption From Registration Claimed

         Not applicable.

Item 8.  List of Exhibits

Regulation S-K                                                                  Reference to Prior Filing or
Exhibit Number                      Document                                    Exhibit No. Attached Hereto
--------------                      --------                                    ---------------------------

     5               Opinion of Luse Lehman Gorman Pomerenk                          Attached as Exhibit 5
                     & Schick, P.C.

   10.1              Sound Federal Bancorp 1999 Stock Option Plan                             **

   10.2              Sound Federal Bancorp 1999 Recognition and Retention Plan                **

   23.1              Consent of Luse Lehman Gorman Pomerenk                         Contained in Exhibit 5
                     & Schick, P.C.

   23.2              Consent of KPMG LLP                                           Attached as Exhibit 23.2

    24               Power of Attorney                                            Contained on Signature Page

---------------------

** Filed as exhibits to the Registrant's Proxy Statement relating to the Registrant's October 14, 1999 special meeting of stockholders, filed with the Commission on September 13, 1999, which is incorporated herein by reference.

Item 9.  Undertakings

          The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Stock Option Plan and the Recognition and Retention Plan;

          4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mamaroneck, State of New York, on this 20th day of December, 1999.

                                    Sound Federal Bancorp

                                    By:    Richard P. McStravick
                                           -------------------------------------
                                           Richard P. McStravick.
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Sound Federal Bancorp (the "Company") hereby severally constitute and appoint Richard P. McStravick as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Richard P. McStravick may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Richard P. McStravick shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


By:  /s/ Richard P. McStravick           By: /s/ William H. Morel
     -------------------------------        ------------------------------------
     Richard P. McStravick                  William H. Morel
     President, Chief Executive             Senior Vice President, Chief Lending
     Officer and Director                   Officer and Corporate Secretary
     (Principal Executive Officer)

Date:  December 20, 1999                 Date:  December 20, 1999


By:  /s/ Bruno J. Gioffre                By: /s/ Anthony J. Fabiano
     -------------------------------        ------------------------------------
     Bruno J. Gioffre,                      Anthony J. Fabiano, Vice President
     Chairman of the Board                  and Chief Financial Officer

Date:  December 20, 1999                 Date:  December 20, 1999


By:  /s/ Donald H. Heithaus             By: /s/ James Staudt
     -------------------------------        ------------------------------------
     Donald H. Heithaus, Director           James Staudt, Director

Date:  December 20, 1999                 Date:  December 20, 1999


By:  /s/ Joseph A. Lanza                 By: /s/ Arthur C. Phillips
     -------------------------------        ------------------------------------
     Joseph A. Lanza, Director              Arthur C. Phillips, Jr., Director

Date:  December 20, 1999                 Date:  December 20, 1999


By:  /s/ Joseph Dinolfo
     -------------------------------
     Joseph Dinolfo, Director

Date:  December 20, 1999

                                  EXHIBIT INDEX


Exhibit Number                      Description
--------------                      -----------



         5 Opinion of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation as to the legality of the Common Stock registered hereby.

         23.1              Consent of Luse Lehman Gorman Pomerenk & Schick,
                           A Professional Corporation (contained in the opinion included as Exhibit 5)

         23.2              Consent of KPMG  LLP

                                    EXHIBIT 5



              OPINION OF LUSE LEHMAN GORMAN POMERENK & SCHICK, P.C.

           [LETTERHEAD OF LUSE LEHMAN GORMAN POMERENK & SCHICK, P.C.]




December 16, 1999                                                 (202) 274-2000

Board of Directors
Sound Federal Bancorp
300 Mamaroneck Avenue
Mamaroneck, New York 10543

                           Re:      Sound Federal Bancorp
                                    Registration Statement on Form S-8
                                    ----------------------------------

Ladies and Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the issuance of Sound Federal Bancorp (the "Company") common stock, par value $.10 per share (the "Common Stock"), pursuant to the Sound Federal Bancorp 1999 Stock Option Plan ("Option Plan") and the Sound Federal Bancorp 1999 Recognition and Retention Plan ("Recognition Plan"). We have reviewed the Company's Charter, Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

     Based on the foregoing, we are of the following opinion:

     Upon the effectiveness of the Form S-8, the grant of options, and the Common Stock, when sold in connection with the exercise of the options pursuant to the Option Plan and the issuance of common stock pursuant to the Recognition Plan, will be legally issued, fully paid and non-assessable.

     This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                                        Very truly yours,

                                        /s/ LUSE LEHMAN GORMAN POMERENK & SCHICK
                                        ----------------------------------------
                                        LUSE LEHMAN GORMAN POMERENK & SCHICK
                                        A Professional Corporation

                                  EXHIBIT 23.2

                               CONSENT OF KPMG LLP

                                                                    EXHIBIT 23.2






              Consent of Independent Certified Public Accountants


The Board of Directors
Sound Federal Bancorp:


We consent to incorporation by reference in the Registration Statement on Form S-8 of Sound Federal Bancorp relating to the Sound Federal Bancorp 1999 Stock Option Plan and the Sound Federal Bancorp 1999 Recognition and Retention Plan, of our report dated April 26, 1999, relating to the consolidated balance sheets of Sound Federal Bancorp and subsidiary as of March 31, 1999 and 1998, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended March 31, 1999, which report appears in the March 31, 1999 Annual Report on Form 10-K of Sound Federal Bancorp.

/s/ KPMG LLP

Stamford, Connecticut
December 17, 1999